Exhibit 99.1
Energy Focus, Inc. Reports Third Quarter 2024 Financial Results

SOLON, Ohio, November 12, 2024 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in energy-efficient lighting and control system products for the commercial market and military maritime market (“MMM”), today announced financial results for its third quarter ended September 30, 2024.
Third Quarter 2024 Financial Highlights:
•Net sales of $1.2 million, decreased 10.7% compared to the third quarter of 2023, reflecting a decrease of $0.1 million, or 29.7% in commercial sales period-over-period, partially offset by an increase of $5 thousand, or 0.6% in military sales. Sequentially, net sales decreased by 23.0%, primarily reflecting a $5 thousand decrease in commercial sales and a $352 thousand decrease in military sales as compared to the second quarter of 2024. The decrease in net sales was primarily driven by the effects of annual market cycles, high inflation, and our sales strategy, which reduced the proportion of commercial sales, along with market-adjusted pricing.
•Gross profit margin of 15.7% increased from (3.6)% in the third quarter of 2023 and 8.1% in the second quarter of 2024. The increase over the third quarter of 2023, was driven mainly by a favorable impact from lower fixed costs, offset slightly by an unfavorable impact from the change in inventory reserves. Sequentially, the increase over the second quarter of 2024 primarily relates to a favorable impact from lower fixed costs.

•Loss from operations of $0.4 million improved as compared to loss from operations of $0.9 million in the third quarter of 2023 and $0.6 million in the second quarter of 2024.
•Net loss of $0.3 million, or $(0.06) per basic and diluted share of common stock, compared to a net loss of $0.9 million, or $(0.27) per basic and diluted share of common stock, in the third quarter of 2023. In the second quarter of 2024, net loss was $0.6 million, or $(0.12) per basic and diluted share of common stock.
•Cash was $0.8 million as of September 30, 2024, compared to $2.0 million and $1.7 million as of December 31, 2023 and September 30, 2023, respectively. The changes in cash are primarily due to the payoff of the 2022 Streeterville Note (as defined below) of $1.0 million in cash during the first quarter of 2024.

•On June 21, 2024, Energy Focus, Inc. entered into certain securities purchase agreements with certain accredited investors, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 534,591 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.59 (the “Second Private Placement”). Aggregate gross proceeds to the Company with respect to the Second Private Placement were approximately $850 thousand, excluding the offering expenses paid by the Company. The Second Private Placement was closed on June 21, 2024.
•On March 28, 2024, Energy Focus, Inc. entered into certain securities purchase agreements with certain accredited investors, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 283,019 shares of the Company’s common stock, par value $0.0001 per
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

share, for a purchase price per share of $1.59 (the “First Private Placement”). Aggregate gross proceeds to the Company with respect to the First Private Placement were approximately $450 thousand, excluding the offering expenses paid by the Company. The First Private Placement was closed on March 28, 2024.

•On January 18, 2024, the Company and Streeterville Capital, LLC (“Streeterville”) entered into a payoff letter and exchange agreement (the “Agreement”) to pay off a note entered into by and between the Company and Streeterville in 2022 (the “2022 Streeterville Note”) early. The Agreement provided that the Company made payments to reduce the outstanding obligations under the 2022 Streeterville Note of $1.0 million in cash by January 19, 2024 and exchange 94,440 shares of common stock by January 23, 2024 for the remaining $141,660. In January 2024, the Company paid off the 2022 Streeterville Note in full. At termination, the Company recognized $187 thousand of other income which was included in other income in the in the Unaudited Condensed Consolidated Statements of Operations.
Third Quarter 2024 Financial Results:
Net sales of $1.2 million for the third quarter of 2024 decreased $0.1 million, or 10.7%, compared to third quarter of 2023 net sales of $1.3 million. The change was primarily driven by a decrease in commercial sales of $0.1 million, or 29.7%, which was partially offset by an increase in MMM product sales of $5 thousand, or 0.6%. Sequentially, net sales were down 23.0% compared to $1.6 million in the second quarter of 2024, reflecting a slight decrease primarily driven by our sales strategy, which led to a decrease in the proportion of commercial sales.
Gross profit was $188 thousand, or 15.7% of net sales, for the third quarter of 2024. This compares with a gross loss of $48 thousand, or (3.6)% of net sales, in the third quarter of 2023. The period-over-period increase in gross profit was driven mainly by a decrease in fixed costs such as employee benefit and rent expenses for production.
Sequentially, gross loss of $188 thousand, or 15.7% of net sales, for the third quarter of 2024 compares with gross profit of $126 thousand, or 8.1% of net sales, in the second quarter of 2024. The quarter-over-quarter increase primarily relates to decrease in variable costs such as material cost and freight in expense
Adjusted gross margin, as defined under “Non-GAAP Measures” below, was 24.5% for the third quarter of 2024, compared to 1.0% in the third quarter of 2023, primarily due to higher variable margins during the third quarter of 2024 as compared to the third quarter of 2023. Sequentially, this compares to adjusted gross margin of 18.3% in the second quarter of 2024, also primarily driven by higher variable margins in the third quarter of 2024.
Operating loss was $0.4 million for the third quarter of 2024, an improvement of $0.5 million and over operating loss of $0.9 million in the third quarter of 2023, and an improvement of $0.2 million over operating loss of $0.6 million in the second quarter of 2024. Net loss was $0.3 million, or $(0.06) per basic and diluted share of common stock, for the third quarter of 2024, compared with a net loss of $0.9 million, or $(0.27) per basic and diluted share of common stock, in the third quarter of 2023. Sequentially, this compares with a net loss of $0.6 million, or $(0.12) per basic and diluted share of common stock, in the second quarter of 2024.
Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $0.4 million for the third quarter of 2024, compared with a loss of $0.9 million in the third quarter of 2023 and a loss of $0.6 million in the second quarter of 2024. The improved adjusted EBITDA loss in the third quarter of 2024, as compared to the third quarter of 2023, was primarily due to improved margins and lower salaries and related payroll costs.
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Net cash used in operating activities was $1.0 million for the nine months ended September 30, 2024. The net loss for the nine months ended September 30, 2024 was $1.3 million and was adjusted for non-cash items, including depreciation and amortization, stock-based compensation, provisions for inventory, warranty, and accounts receivable reserves and working capital changes. During the nine months ended September 30, 2024, we used $1.1 million through the timing of collection of accounts receivable.
About Energy Focus
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. In 2023, EFOI announced plans to add high efficiency GaN (gallium nitride) power supply products to its product portfolio. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Forward-Looking Statements:
This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.
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Investor Contact:
Chiao Chieh (Jay) Huang
Chief Executive Officer
(800) 327-7877
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash	$819	$2,030
Trade accounts receivable, less allowances of $12 and $20, respectively	745	1,570
Trade accounts receivable - related party	—	202
Inventories, net	3,721	4,439
Prepayments to vendors	431	792
Prepaid and other current assets	215	156
Total current assets	5,931	9,189

Property and equipment, net	99	112
Operating lease, right-of-use asset	408	899
Total assets	$6,438	$10,200

LIABILITIES
Current liabilities:
Accounts payable	$1,469	$1,624
Accounts payable -related party	898	2,146
Accrued liabilities	103	110
Accrued legal and professional fees	34	64
Accrued payroll and related benefits	148	199
Accrued sales commissions	20	62
Accrued warranty reserve	118	150
Operating lease liabilities	150	223
Advanced capital contribution	—	450
Promissory notes payable, net of discounts and loan origination fees	—	1,323
Total current liabilities	2,940	6,351
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32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2024	December 31, 2023
	(Unaudited)

Operating lease liabilities, net of current portion	291	798
Total liabilities	3,231	7,149

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) at September 30, 2024 and December 31, 2023
Issued and outstanding: 876,447 at September 30, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares at September 30, 2024 and December 31, 2023
Issued and outstanding: 5,260,741 at September 30, 2024 and 4,348,690 at December 31, 2023	1	—
Additional paid-in capital	157,812	156,369
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(154,603)	(153,315)
Total stockholders' equity	3,207	3,051
Total liabilities and stockholders' equity	$6,438	$10,200

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Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
Net sales	$1,196	$1,553	$1,339	$3,582	$3,324
Cost of sales	1,008	1,427	1,387	3,148	3,176
Gross profit (loss)	188	126	(48)	434	148

Operating expenses:
Product development	137	140	142	405	443
Selling, general, and administrative	449	543	713	1,583	2,911
Total operating expenses	586	683	855	1,988	3,354
Loss from operations	(398)	(557)	(903)	(1,554)	(3,206)

Other expenses (income):
Interest expense, net	—	—	34	5	226
Other income	(26)	(4)	—	(30)	(16)
Gain on debt extinguishment	—	—	—	(187)	—
Gain on partial lease termination	(63)	—	—	(63)	—
Other expenses	7	1	7	9	28

Net loss	$(316)	$(554)	$(944)	$(1,288)	$(3,444)

Net loss per common share - basic and diluted:
Net Loss	$(0.06)	$(0.12)	$(0.27)	$(0.27)	$(1.20)

Weighted average shares of common stock outstanding:
Basic and diluted	5,261	4,785	3,514	4,840	2,868

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Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
Cash flows from operating activities:
Net loss	$(316)	$(554)	$(944)	$(1,288)	$(3,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Other Income	—	—	(40)	—	(40)
Gain on partial lease termination	(63)	—	—	(63)	—
Gain on debt extinguishment	—	—	—	(187)	—
Depreciation	9	11	8	28	24
Stock-based compensation	1	—	(13)	2	36
Provision for credit losses and sales return	6	(12)	—	(70)	50
Provision for slow-moving and obsolete inventories	105	158	62	330	(68)
Provision for warranties	1	1	—	(32)	(37)
Amortization of loan discounts and origination fees	—	—	59	5	168
Changes in operating assets and liabilities (sources / (uses) of cash):
Accounts receivable	(100)	(243)	(46)	1,097	(449)
Inventories	(35)	448	340	388	643
Prepayments to vendors	14	(87)	(117)	29	(140)
Prepaid and other assets	4	(16)	28	(55)	488
Accounts payable	98	140	(459)	177	398
Accounts payable - related party	163	(576)	—	(1,248)	—
Accrued and other liabilities	(104)	1	131	(130)	1
Operating lease - ROU and liabilities	(50)	11	(44)	(26)	—
Total adjustments	49	(164)	(91)	245	1,074
Net cash used in operating activities	(267)	(718)	(1,035)	(1,043)	(2,370)
Cash flows from investing activities:
Acquisitions of property and equipment	(19)	—	(27)	(19)	(27)
Net cash used in investing activities	(19)	—	(27)	(19)	(27)
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Condensed Consolidated Statements of Cash Flows - continued
(in thousands)
(unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
Cash flows from financing activities (sources / (uses) of cash):
Issuance of common stock and warrants	—	851	1,750	851	6,079
Costs related to reverse stock-split	—	—	—	—	(16)
Payments on the 2022 Streeterville Note	—	—	(125)	(1,000)	(625)
Net payments on proceeds from the credit line borrowings - Credit Facilities	—	—	(188)	—	(1,402)
Net cash provided by (used in) financing activities	—	851	1,437	(149)	4,036
Net (decrease) increase in cash	(286)	133	375	(1,211)	1,639
Cash, beginning of period	1,105	972	1,316	2,030	52
Cash, end of period	$819	$1,105	$1,691	$819	$1,691

Supplemental information:
Cash paid in year for interest	$—	$—	$7	$5	$77

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Sales by Product
(in thousands)
(unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
Net sales:
Commercial	$350	$355	$498	$1,004	$1,261
Military maritime products	846	1,198	841	2,578	2,063
Total net sales	$1,196	$1,553	$1,339	$3,582	$3,324

Non-GAAP Measures
In addition to the results in this release that are presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we provide certain non-GAAP measures, which present operating results on an adjusted basis. These non-GAAP measures are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, include:
•adjusted EBITDA, which we define as net income (loss) before giving effect to financing charges, income taxes, non-cash depreciation, stock non-cash compensation, accrued incentive compensation, non-routine charges to other income or expense; and
•adjusted gross margins, which we define as our gross profit margins during the period without the impact from excess and obsolete, in-transit and net realizable value inventory reserve movements that do not reflect current period inventory decisions.
We believe that our use of these non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items that do not have a current period impact. However, our presentation of these non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. Further, there are limitations on the use of these non-GAAP measures to compare our results to other companies within the industry because they are not necessarily standardized or comparable to similarly titled measures used by other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.
Adjusted EBITDA and adjusted gross margins do not represent cash generated from operating activities in accordance with U.S. GAAP, are not necessarily indicative of cash available to fund cash needs and are not intended to and should not be considered as alternatives to cash flow, net income and gross profit margins, respectively, computed in accordance with U.S. GAAP as measures of liquidity or operating performance. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below for total adjusted EBITDA and adjusted gross margins, respectively.
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	Three months ended			Nine months ended September 30,
(in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
Net loss	$(316)	$(554)	$(944)	$(1,288)	$(3,444)
Interest	—	—	34	5	226
Gain on extinguishment of debt	—	—	—	(187)	—
Gain on partial lease termination	(63)	—	—	(63)	—
Other income	(26)	(4)	—	(30)	(16)
Depreciation	9	11	8	28	24
Stock-based compensation	1	—	(13)	2	36
Other incentive compensation	—	(10)	(22)	—	(27)
Adjusted EBITDA	$(395)	$(557)	$(937)	$(1,533)	$(3,201)

	Three Months Ended
(in thousands)	September 30, 2024		June 30, 2024		September 30, 2023
	($)	(%)	($)	(%)	($)	(%)
Net sales	$1,196		$1,553		$1,339
Actual gross profit	$188	15.7%	$126	8.1%	$(48)	(3.6)%
Excess and obsolete, in-transit and net realizable value inventory reserve changes, net of scrap write-off for inventory reduction	105	8.8%	158	10.2%	62	4.6%
Adjusted gross profit	$293	24.5%	$284	18.3%	$14	1.0%

32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877